  EXHIBIT 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated March 27, 2020 and effective as of February 26, 2020 (this “Agreement”), is made by and among Tri Capital Energy Corporation, a Delaware corporation (“Tri Capital”) and Wookey Search Technologies Corporation, a Delaware corporation (the “Securityholder”).

RECITALS

WHEREAS, the Securityholder holds 20 million shares of the common stock of Regnum Corp., a Nevada corporation (the “Company” and the “Shares”) which it purchased from Tri Capital pursuant to that certain Stock Purchase Agreement dated February 26, 2020, by and between the Securityholder, as purchaser, and Tri Capital, as seller (the “Stock Sale Agreement”);

WHEREAS, the consideration payable to Tri Capital pursuant to the Stock Sale Agreement was (a) $50,000 in cash; and (b) a $400,000 Secured Promissory Note (the “Note”); and

WHEREAS, the Securityholder desires to enter into this Agreement to provide voting control over the Shares until such time as the Note has been repaid in full.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, for $10, the receipt and sufficiency of which Securityholder acknowledges from Tri Capital, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.SHARES AND VOTING PROXY

1.1. The Shares. Any interest or other voting securities, or the voting rights relating thereto, of the Company, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Securityholder, other than the Shares, at any time during the term of this Agreement as (a) a result of the ownership of the Shares whether issued incident to any split, dividend, conversion, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction; and (b) any additional voting shares or other voting securities of the Company, or the voting rights relating thereto, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Securityholder from time to time during the Term of this Agreement; shall be included within the term “Shares” as used herein and shall be subject to the terms of this Agreement.

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1.2. Irrevocable Proxy and Power of Attorney.

1.2.1 Securityholder, by its entry into this Agreement, hereby constitutes and appoints Tri Capital, with the power to act alone and with full power of substitution, during and for the Term, as Securityholder’s true and lawful attorney and irrevocable proxy, for and in the Securityholder’s name, place and stead, to vote or act by written consent with respect to the Shares owned or held by Securityholder as Securityholder’s proxy, and to execute all appropriate instruments consistent with this Agreement on behalf of Securityholder, in all proceedings in which the vote or written consent of the Securityholder may be required or authorized by law during the Term (including, but not limited to actual meetings of the stockholders of the Company and written consents to action) regardless of whether such Securityholder actually attends any applicable meeting or signs any applicable consent, or not (the “Proxy”). Securityholder intends the foregoing Proxy to be, and it shall be, irrevocable and coupled with an interest during the Term. All action to be taken on any question shall be determined by Tri Capital, or its assigns, in its/their sole discretion. Without limiting the foregoing, Securityholder shall deliver to Tri Capital a duly executed Irrevocable Voting Proxy, which shall be irrevocable to the fullest extent permissible by law, in the form attached hereto simultaneously with the execution hereof.

1.2.2 The proxy and power granted by such Securityholder pursuant to this Section 1.2 are coupled with an interest. The proxy and power will be irrevocable for the Term hereof, and the vote (or action by written consent) of Tri Capital (or its assigns), in its capacity as proxyholder, shall control in any conflict between the vote (or action by written consent) of Tri Capital (or its assigns), in its capacity as proxyholder, with respect to Securityholder’s Shares and the vote (or action by written consent) of each such Securityholder with respect to Securityholder’s Shares.

1.2.3 Securityholder agrees that, except as required under the Company’s organizational documents, as soon as reasonably practicable prior to (i) any meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and (ii) the requested execution of any written consent of the stockholders of the Company, Securityholder shall notify Tri Capital in writing of such meeting or written consent and, in the case of a meeting, deliver to Tri Capital any proxy card received by Securityholder relating thereto. Tri Capital agrees that it shall exercise its duty as proxyholder in accordance with the terms of this Section 1.2.

1.2.4 Securityholder hereby agrees that, except for this Agreement, Securityholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any Shares and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Shares, in the case of each of clause (i) and (ii), that would prevent the Securityholder’s compliance with this Agreement.

1.3. Termination. The provisions of this Agreement shall terminate automatically upon the payment in full of the Note (the “Term”).

1.4. Reservation of Rights. All other rights and privileges of ownership of the Shares shall be reserved to and retained by Securityholder, except to the extent expressly set forth herein.

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ARTICLE II.TRANSFERS

2.1. General Restrictions. Securityholder agrees that during the Term, Securityholder shall not, and shall not permit anyone else to, (i) sell, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) or (ii) hereof (each a “Transfer”). Any Transfer not in accordance with this Section 2.1 shall be deemed to constitute a Transfer by Securityholder in violation of this Agreement, shall be void ab initio, and the Company shall not recognize any such Transfer.

ARTICLE III.GENERAL PROVISIONS

3.1. Proxyholder’s Liability. Tri Capital, in its capacity as a proxyholder pursuant to Section 1.2, shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which Tri Capital may do or refrain from doing in good faith in its capacity as a proxyholder, nor shall Tri Capital have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning Tri Capital’s acts pursuant to its rights and powers as a proxyholder, such acts shall be deemed reasonable and in the best interests of the Securityholder unless proved to the contrary by clear and convincing evidence. The provisions contained in this Section 3.1 shall survive the termination of this Agreement (or any provision hereof).

3.2. Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

3.3. Review of Agreement and Representations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

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3.4. Entire Agreement. This Agreement (including the exhibits and schedules hereto and thereto) contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

3.5. Authority to Enter Into Agreement. Each of the parties to this Agreement hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement and the transactions contemplated herein, and that such actions do not conflict with or violate any provision of law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms. Assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

3.6. Third-Party Beneficiary. Except for the Company’s rights hereunder to reject a Transfer not in compliance with the terms of this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm, corporation or other entity other than the parties hereto any remedy or claim under or by reason of this Agreement or any terms or conditions hereof, and all of the terms, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and the Company, as applicable.

3.7. Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

3.8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Securityholder may not, directly or indirectly, assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of Tri Capital. Any purported direct or indirect assignment in violation of this Section 3.8 shall be void and of no force or effect.

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3.9. Submission to Jurisdiction; Service. Each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal or state courts of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts.

3.10. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

3.11. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.12.

3.12. Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

3.13. Further Assurances. Securityholder hereby covenants that it will, whenever and as reasonably requested by Tri Capital and at Securityholder’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Tri Capital may reasonably require in order to complete, insure and perfect the terms and conditions of this Agreement, the Proxy and the rights provided in connection with the Proxy.

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3.14. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to Securityholder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or similar transaction), such shares shall become subject to this Agreement. Wherever in this Agreement (or the Proxy) there is a reference to a specific number of Shares of the equity securities of the Company, then, upon the occurrence of any of foregoing events, the specific number of Shares so referenced in this Agreement (or the Proxy) shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such event.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

“Tri Capital”

Tri Capital Energy Corporation

/s/ Gary Allen
Gary Allen
Chief Executive Officer

“Securityholder”

Wookey Search Technologies Corporation

/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer

“Company”

Confirming the restrictions on Transfer described in the Agreement above, and that the Company agrees to use commercially reasonable efforts: (a) to assist in the enforcement of the terms of this Agreement, including, without limitation; (b) to inform the parties of this Agreement of any breach of this Agreement (to the extent the Company has knowledge thereof); and (c) to assist the parties of this Agreement in the exercise of their rights and the performance of their obligations under this Agreement:

Regnum Corp.

/s/ Mark Gustavson

Mark Gustavson

Chief Executive Officer

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IRREVOCABLE VOTING PROXY

Wookey Search Technologies Corporation, a Delaware corporation (“Securityholder”), which beneficially owns 20 million shares of the common stock of Regnum Corp., a Nevada corporation (the “Company” and the “Shares”, which term shall include such other shares as it may come to own or have voting control over, as described in greater detail in the Voting Agreement, dated March 27, 2020, which this Irrevocable Voting Proxy is attached as an exhibit to) of the Company as of the date hereof, hereby appoints Tri Capital Energy Corporation, a Delaware corporation, as its proxy (the “Proxy”), with the power to act alone and with full power of substitution, during and for the Term, as Securityholder’s true and lawful attorney and irrevocable proxy, for and in the Securityholder’s name, place and stead, to vote or act by written consent with respect to the Shares owned or held by Securityholder as Securityholder’s proxy, and to execute all appropriate instruments consistent with this Irrevocable Voting Proxy on behalf of Securityholder, in all proceedings in which the vote or written consent of the stockholders may be required or authorized by law during the Term (including, but not limited to actual meetings of the stockholders of the Company and written consents to action) regardless of whether Securityholder actually attends any applicable meeting or signs any applicable consent, or not, as if the undersigned were present and voting such Shares.

Upon Securityholder’s execution of this Irrevocable Voting Proxy, any and all prior proxies (other than this Irrevocable Voting Proxy) given by Securityholder with respect to the subject matter contemplated by this Irrevocable Voting Proxy are hereby revoked with respect to such subject matter and Securityholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Voting Proxy until after the expiration of the Term (as defined below).

The Proxy named above, and its assigns, are hereby authorized and empowered by Securityholder, at any time prior to the end of the Term, to act as Securityholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Securityholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Nevada Revised Statutes (or such law applicable to the Company’s then jurisdiction of organization)), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting

The undersigned hereby affirms that this Irrevocable Voting Proxy, which shall be irrevocable to the fullest extent permissible by law, is coupled with an interest and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof. This Irrevocable Voting Proxy shall terminate upon the payment in full of that certain secured promissory note in the amount of $400,000 entered into by the Securityholder to evidence amounts owed to the Proxy dated February 26, 2020 (the “Term”).

All authority herein conferred shall be binding upon the heirs, representatives, successors and assigns of Securityholder. Executed this 27th day of March 2020.

Wookey Search Technologies Corporation

/s/ Mark Gustavson

Mark Gustavson

Chief Executive Officer